EXHIBIT 32

                            CERTIFICATION PURSUANT TO
                              18 USC, SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the annual report of Genesis Companies Group, Inc. on Form 10-KSB for the fiscal year ended December 31, 2003, as filed with the Securities and Exchange Commission (the "Report"), I Wm. Ernest Simmons, the Chief Executive Officer and Chief Financial Officer of the Company, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section
1350), that to the best of my knowledge:

     1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.



Dated:  March 30, 2004                   s/ Wm. Ernest Simmons
                                         ---------------------------------------
                                         Wm. Ernest Simmons, Chief Executive
                                         Officer and Chief Financial Officer